UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2021

StHealth Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of other jurisdiction of incorporation or organization)	814-01137 (Commission File Number)	47-1709055 (I.R.S. Employer Identification No.)
680 Fifth Ave., 21st Floor New York, NY 10019 (Address of principal executive offices)
646-512-9054 (Registrant’s telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	N/A	Not registered on any exchange at this time
Preferred stock, par value $0.001 per share	N/A	Not registered on any exchange at this time

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Certain Officers.

Resignation of Anthony V. Raftopol as Chief Compliance Officer

On March 31, 2021, Anthony V. Raftopol, the Chief Compliance Officer of StHealth Capital Investment Corporation (the “Company”), resigned from his position with the Company, effective as of such date, to pursue other professional opportunities. Mr. Raftopol also resigned from all other positions he may have had with the Company. The departure of Mr. Raftopol was not related to any disagreement with the Company’s operations, policies or practices.

(c) Appointment of Certain Officers.

Appointment of Hayley E. Lowe as Chief Compliance Officer and Chief Legal Counsel

On March 31, 2021, the Company named Hayley E. Lowe, as the Chief Compliance Officer and Chief Legal Counsel of the Company. The appointment is effective as of such date. Ms. Lowe is a member in good standing with the Bar of the states of New York and Texas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2021

StHealth Capital Investment Corporation

/s/ Derek Taller
Derek Taller
President & Chief Executive Officer